Exhibit 32.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Securities and Exchange Commission
450 Fifth Street, N.W
Washington, D.C. 20549
Ladies and Gentlemen:
The certification set forth below is being furnished to the Securities and Exchange Commission solely for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 and with Section 1350 of Chapter 63 of Title 18 of the United States Code.
Christopher M. Starr, Ph.D., the Chief Executive Officer and Director of Raptor Pharmaceuticals Corp. and Kim R. Tsuchimoto, the Chief Financial Officer, Secretary and Treasurer of Raptor Pharmaceuticals Corp. each certifies that:
1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Raptor Pharmaceuticals Corp.
By: /s/ Christopher M. Starr
Christopher M. Starr, Ph.D.
Chief Executive Officer and Director
By: /s/ Kim R. Tsuchimoto
Kim R. Tsuchimoto
Chief Financial Officer, Secretary and Treasurer
(Principal Financial Officer and Principal Accounting Officer)